Exhibit 10.2

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”), effective on March 11, 2019, is among (i) Tallgrass Energy GP, LLC, a Delaware limited liability company (the “General Partner”), and Tallgrass Energy, LP, a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “Companies” and each a “Company”), and (ii) [•] (“Indemnitee”), a director of the General Partner.

WHEREAS, in light of the litigation costs and risks to directors resulting from their service to the Companies and the desire of the Companies to attract and retain qualified individuals to serve as directors, it is reasonable, prudent and necessary for the Partnership to indemnify and advance expenses on behalf of the directors of the General Partner to the extent permitted by applicable law so that they will serve or continue to serve the Companies free from undue concern regarding such risks;

WHEREAS, the General Partner manages the business and affairs of the Partnership;

WHEREAS, Indemnitee is a director of the General Partner;

WHEREAS, as a condition to Indemnitee becoming a director of the General Partner (or continuing in that role), the Partnership has agreed to provide the indemnities and insurance and to advance expenses to Indemnitee as provided in this Agreement;

WHEREAS, the indemnification provisions of this Agreement are a supplement to and in furtherance of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time after the date hereof in accordance with the terms thereof (the “Partnership Agreement”), the Third Amended and Restated Limited Liability Company Agreement of the General Partner, as amended from time to time after the date hereof in accordance with the terms thereof (the “General Partner Agreement” and, together with the Partnership Agreement, the “Company Organizational Documents”), and any resolutions by the Board of Directors of the General Partner, and shall not be deemed to be a substitute therefor nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, to the extent Indemnitee is affiliated with Blackstone Infrastructure Associates, L.P., a Delaware limited partnership, Jasmine Ventures Pte. Ltd., a Singapore private limited company, and Enagás, S.A. (collectively, the “Sponsor Companies” and each, a “Sponsor Company”), Indemnitee may have certain rights to indemnification, advancement of expenses or insurance provided by such Sponsor Company (or affiliates thereof), which Indemnitee, the Companies and the applicable Sponsor Company (or affiliates thereof) intend to be secondary to the primary obligation of the Partnership to indemnify Indemnitee as provided herein or as provided in Company Organizational Documents.

NOW, THEREFORE, in consideration of the promises contained herein, the parties hereto agree as follows:

1.	Indemnity of Indemnitee.

(a) To the fullest extent permitted by law (in effect on the date hereof or as such laws may from time to time hereafter be amended), but subject to the terms and conditions provided in this Agreement, the Partnership will indemnify and hold Indemnitee harmless, from and against, any and all losses, claims, damages, liabilities, judgments, fines, taxes (including ERISA excise taxes), penalties (whether civil, criminal, or other), interest, assessments, amounts paid or payable in settlements (subject to Section 5(a)(iii)), or other amounts (collectively, “losses”) and any and all “expenses” (as defined under Section 1(b)) arising from any and all threatened, pending, or completed claims, demands, actions, suits, proceedings, or alternative dispute mechanisms, whether civil, criminal, administrative, arbitrative, investigative, or other, whether made pursuant to federal, state, or local law, whether formal or informal, and including appeals (hereinafter, a “proceeding”), in which Indemnitee may be involved, or is threatened to be involved, as a party, a witness, or otherwise, including any inquiries, hearings, or investigations, related to the fact that Indemnitee is or was a director of the General Partner, or is or was serving at the request of the Companies as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature, including service with respect to employee benefit plans, or by reason of an action or inaction by Indemnitee in any such capacity on behalf of, for the benefit of, or at the request of the Companies. In no event will Indemnitee’s service as a director, officer or employee of a Sponsor Company (or an affiliate thereof) or any other entity create a presumption that Indemnitee is not entitled to indemnification hereunder.

(b) To the fullest extent permitted by law, the Partnership shall timely pay the expenses, including, without limitation, legal and expert fees and expenses, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses, actually and reasonably incurred by Indemnitee in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any proceeding for which indemnity is provided under Section 1(a) (collectively, “expenses”). The Partnership shall pay the expenses or reimburse Indemnitee for expenses paid by Indemnitee promptly following presentment in writing with reasonable detail. The Partnership’s obligation to pay Indemnitee’s expenses will cease upon entry of a final and non-appealable judgment by a court of competent jurisdiction determining that Indemnitee is not entitled to be indemnified under the terms of this Agreement for the matter for which Indemnitee is seeking indemnification. For the avoidance of doubt, Indemnitee shall have the right to advancement by the Partnership, prior to the final disposition of any proceeding by final adjudication, of any and all expenses actually and reasonably incurred by Indemnitee in connection with any proceeding for which indemnity is provided under Section 1(a); provided, however, that Indemnitee hereby agrees to repay any amounts paid, advanced, or reimbursed by the Partnership pursuant to this Section 1(b) in respect of expenses that are not ultimately paid by Indemnitee or that relate to, arise out of, or result from any proceeding in respect of which it shall be determined by a final and non-appealable judgment by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified under the terms of this Agreement. The Partnership shall make such advancement that is required hereunder within thirty (30) days after the receipt by either Company of a statement or statements requesting such advance.

(c) If any loss or expense related to a proceeding under Sections 1(a) or 1(b) is not paid in full by the Partnership: (i) in the case of any loss or expense payment or reimbursement, within thirty (30) days after a final determination that Indemnitee is entitled to indemnification of such loss or expense has been made pursuant to the procedures set forth in Section 5; or (ii) in the case of any expense advancement under Section 1(b), within thirty (30) days after such advancement request, then Indemnitee may, at any time thereafter, bring suit against the Partnership to recover the unpaid amount of such loss or expense. The Partnership will bear the burden to show that indemnification or advancement of such losses or expenses are not required under this Agreement. Indemnitee is also entitled to recover the expenses incurred to prosecute such claim to the extent he or she is successful in establishing his or her right to indemnification or to the advancement of such loss or expense.

(d) If Indemnitee is entitled to indemnification by the Partnership hereunder for a portion of any losses or expenses in respect of a proceeding for which indemnity is provided under Section 1(a), but not for the total amount of such losses or expenses, the Partnership shall nevertheless indemnify Indemnitee for the portion of such losses or expenses to which Indemnitee is entitled.

(e) Notwithstanding anything in this Agreement to the contrary, the Partnership shall not be obligated to: (i) indemnify Indemnitee for losses or expenses (or advance expenses to Indemnitee) with respect to proceedings initiated by Indemnitee, including any proceedings against the Companies or its directors, managers, officers, employees, or other indemnitees and not by way of defense except for: (A) proceedings initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement (unless a court of competent jurisdiction determines that any of the material assertions made by Indemnitee in such proceeding are not made in good faith or are frivolous), or (B) proceedings either Company has joined in as a plaintiff or aggrieved party (in each case, in a manner in which such Company’s position in such proceedings is aligned with Indemnitee’s, as reasonably determined by the General Partner) or proceedings the Board of Directors of the General Partner has consented to either Company initiating; (ii) indemnify Indemnitee for losses or expenses if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law; (iii) indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Companies in violation of Section 16(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or any similar successor statute; (iv) indemnify Indemnitee for losses or expenses (or advance expenses to Indemnitee) with respect to Indemnitee’s reimbursement to the Companies of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Partnership, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), in connection with an accounting restatement of the Partnership or the payment to the Partnership of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or (v) indemnify Indemnitee under this Agreement or otherwise if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which Indemnitee is seeking indemnification, Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that Indemnitee’s conduct was unlawful.

2.	Maintenance of Insurance.

(a) Subject only to the provisions of Section 2(b) hereof, so long as Indemnitee serves as a director of the General Partner (or shall continue at the request of the Companies to serve as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature, including service with respect to employee benefit plans) and thereafter so long as Indemnitee may be subject to any possible proceeding because Indemnitee served in any such capacity or by reason of an action or inaction by Indemnitee in any such capacity, the Companies will maintain in effect for the benefit of Indemnitee one or more valid, binding, and enforceable policies of directors’ and officers’ liability insurance (the “D & O Insurance”) providing coverage comparable to that provided by similarly situated companies. If the Companies have such insurance in effect at the time it receives from Indemnitee any notice of the commencement of a proceeding or other claim, the Companies shall give prompt notice of the commencement of such proceeding or other claim to the insurers in accordance with the procedures set forth in the policy.

(b) The Companies are not required to maintain said policy or policies of D & O Insurance in effect if the Board of Directors of the General Partner determines that (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage; (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance; or (iii) said insurance is not otherwise reasonably available; provided, however, that in the event the then Board of Directors of the General Partner makes such a judgment, the Companies shall purchase and maintain in force a policy or policies of D & O Insurance in the amount and with such coverage comparable to that provided by similarly situated companies.

3.	Continuation of Indemnity.

The obligations of the Companies under this Agreement apply to any and all proceedings made or occurring after the date of this Agreement regardless of when the facts upon which such proceedings are based occurred, including times before the date hereof. All agreements and obligations of the Companies contained in this Agreement shall continue during the period Indemnitee is a director of the General Partner (or is serving at the request of either Company as a manager, managing member, general partner, director, officer, fiduciary, or trustee, or agent of any other entity, organization, or person of any nature, including service with respect to employee benefit plans) and shall continue as to an Indemnitee who has ceased to serve in such capacity and inure to the benefit of the heirs, successors, assigns, and administrators of Indemnitee.

4.	Contribution.

If the full indemnification provided in Section 1 is not paid to an Indemnitee because such indemnification is prohibited by law, then in respect of any actual or threatened proceeding in which either Company is jointly liable with Indemnitee (or would be if joined in such proceeding) the Partnership shall contribute to the amount of expenses incurred by Indemnitee for which indemnification is not available in such proportion as is appropriate to reflect: (i) the relative benefits received by the Companies, on the one hand, and Indemnitee, on the other hand, from the transaction from which such proceeding arose; and (ii) the relative fault of the Companies, on the one hand, and of Indemnitee, on the other hand, in connection with the events that resulted in such expenses, as well as any other relevant equitable considerations. The relative fault of the Companies (which shall be deemed to include the Companies’ other directors, managers, officers, and employees), on the one hand, and of Indemnitee, on the other hand, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such expenses. The Companies agree that it would not be just and equitable if contribution pursuant to this Section 4 was determined by any method of allocation which does not take account of the foregoing equitable considerations.

5.	Procedure for Indemnification.

(a) Notification and Defense of Claim. Indemnitee shall notify the Partnership as soon as practicable after receipt by Indemnitee of actual knowledge of any proceeding that may result in Indemnitee making an indemnification claim or expense advancement claim under this Agreement. However, the failure of Indemnitee to give timely notice will not relieve the Partnership’s obligations hereunder except to the extent the Partnership can establish that such omission to notify resulted in actual material prejudice to the Partnership. With respect to any proceeding as to which Indemnitee has provided notice:

(i) The Partnership will be entitled to participate at its own expense.

(ii) Except as otherwise provided below, the Partnership may assume the defense of any proceeding, with counsel reasonably acceptable to Indemnitee. If the Partnership elects to assume the defense, then after notice to Indemnitee, the Partnership will not be liable to Indemnitee under this Agreement for any expenses subsequently incurred by Indemnitee in connection with the defense, other than reasonable costs of investigation, including an investigation in connection with determining whether there exists a conflict of interest of the type described in Section 5(a)(ii)(B)(1), or as otherwise provided in this Section 5. Indemnitee has the right to employ his or her counsel in any proceeding, but the fees and expenses of such counsel (and any other expenses incurred by or as a result of such counsel’s representation) incurred after the Partnership notifies Indemnitee of its assumption of the defense will be at Indemnitee’s sole expense. The Partnership, however, will bear Indemnitee’s expenses associated with Indemnitee’s separate counsel that are incurred after the Partnership notifies Indemnitee of its assumption of the defense if, and only if: (A) the Partnership authorizes Indemnitee’s employment of counsel; (B) Indemnitee reasonably determines that (1) there may be a conflict of interest between the Partnership and Indemnitee in the conduct of any such defense, or (2) there are material defenses available to Indemnitee in such proceeding which are different than, or in addition to, those available to the Partnership in such proceeding; or (C) the Partnership does not employ counsel to assume the defense of such action within a reasonable time, and in any event within thirty (30) days, after the Partnership’s election to assume the defense. The Partnership may not assume the defense of any action, suit, or proceeding brought by or on behalf of the Partnership or as to which Indemnitee makes the determination described in Section 5(a)(ii)(B)(1).

(iii) The Partnership is not obligated to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any proceeding without the Partnership’s prior written consent; provided, however, if a “change in control” has occurred following the date hereof (as defined in this Section 5(a)(iii)), the Partnership shall be liable for indemnification of Indemnitee (without Indemnitee obtaining the Partnership’s written consent) for amounts paid in settlement if a law firm or member of a law firm (chosen by either the Board of Directors or the Secretary of the General Partner) that is experienced in matters of corporation law, that neither presently performs nor, in the past two (2) years or the two (2) years preceding the “change in control”, has performed, services for the Companies, Indemnitee, or any other party to the proceeding giving rise to the claim for indemnification hereunder, and that does not, under applicable standards of professional conduct, have a conflict of interest in representing either the Partnership or Indemnitee hereunder (“independent counsel”) provides written confirmation of its view that such amounts are reasonable; provided, further, that such independent counsel selection is subject to the procedures set forth in Section 5(a)(iv). The Partnership may not settle any proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent. Neither the Partnership nor Indemnitee may unreasonably withhold their consent to any proposed settlement. A “change in control” shall mean any one or more of the following: (A) the consummation of any transaction (including a merger or consolidation), the result of which is that any individual, partnership, joint venture, corporation, trust, unincorporated organization, or any other entity (other than each Company or the Sponsor Company (or affiliates thereof)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the capital stock (or comparable equity securities) of either Company, measured by voting power rather than number of shares, units, or the like or otherwise acquires the right to designate a majority of the Board of Directors of the General Partner (measured by voting power rather than number of directors); (B) the sale, transfer, or other disposition of all or substantially all of the assets of either Company or their subsidiaries on an aggregate basis; or (C) the adoption of a plan relating to the liquidation or dissolution of either Company.

(iv) Notwithstanding the above, the Partnership shall give written notice to Indemnitee, within ten (10) days after receipt by the Partnership of Indemnitee’s request for indemnification, providing (A) the identity and address of independent counsel so selected and (B) a written affirmation by independent counsel so selected that it satisfies the requirements of the definition of “independent counsel” in Section 5(a)(iii). Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Partnership a written objection to such selection; provided, however, that such objection may be asserted only on the ground that independent counsel so selected does not meet the requirements of “independent counsel” as defined in Section 5(a)(iii). If such written objection is made and substantiated, independent counsel selected may not serve as independent counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. In the event of a timely written objection to a choice of independent counsel, the Partnership shall have seven (7) days to make an alternate selection of independent counsel and to give written notice of such selection to Indemnitee, after which time Indemnitee shall have five (5) days to make a written objection to such alternate selection. If, within thirty (30) days after submission of Indemnitee’s request for indemnification pursuant to Section 5(a), no independent counsel shall have been selected and not objected to, the Partnership or Indemnitee may petition a court of suitable jurisdiction for resolution of any objection that shall have been made by the Partnership’s selection of independent counsel or for the appointment as independent counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is so resolved or the persons so appointed shall act as independent counsel under Section 5(a)(iii). The Partnership shall pay any and all fees and expenses reasonably incurred by such independent counsel in connection with acting pursuant to Section 5(a)(iii), and the Partnership shall pay all fees and expenses reasonably incurred incident to the procedures of this Section 5(a)(iv), regardless of the manner in which such independent counsel was selected or appointed.

(b) Additional Indemnification Procedures. In addition to providing initial notice of any proceeding in accordance with Section 5(a), Indemnitee shall submit to the Partnership a written request for indemnification related to such proceeding. Further, Indemnitee shall provide, upon request by the Partnership, such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Partnership shall provide indemnification to Indemnitee insofar as the Partnership determines Indemnitee is entitled to indemnification in accordance with the provisions under this Section 5(b).

(i) Mandatory Indemnification; Indemnification as a Witness. To the fullest extent allowable by law, and if not prohibited pursuant to Section 1(e), the Partnership shall indemnify Indemnitee against all losses and expenses relating to any proceeding for which indemnity is sought under Section 1(a) to the extent that (A) Indemnitee shall have been successful on the merits or otherwise in defense of any such proceeding or in defense of any issue or matter therein, including, without limitation, dismissal of any such proceeding without prejudice; or (B) Indemnitee’s involvement in such proceeding is to prepare to serve and serve as a witness, and not as a party, to such proceeding. The Partnership acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise pursuant to this Section 5(b)(i) if it permits a party to avoid expense, delay, distraction, disruption, or uncertainty. In the event that any proceeding for which indemnity is provided under Section 1(a) is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of this Section 5(b)(i), and the Partnership shall have the burden of proof to overcome such presumption.

(ii) Permissive Indemnification. In the event the provisions of Section 5(b)(i) are inapplicable to any proceeding for which indemnity is sought under Section 1(a), the Partnership shall indemnify Indemnitee against all losses and expenses relating to any such proceeding to the extent that such indemnification is not prohibited pursuant to Section 1(e), and a determination is made that, in respect of the proceeding for which Indemnitee is seeking indemnification, Indemnitee did not act in bad faith or engage in fraud or willful misconduct, or, in the case of a criminal matter, Indemnitee did not act with knowledge that Indemnitee’s conduct was unlawful. Such a determination shall be made by: (1) a majority of the directors of the Board of Directors of the General Partner who are not and were not parties to the proceeding in respect of which indemnification is sought by Indemnitee (collectively, “disinterested directors”) even if such disinterested directors constitute less than a quorum of the Board of Directors of the General Partner; or (2) a committee of disinterested directors designated by a majority vote of the disinterested directors, even if such committee constitutes less than a quorum of the Board of Directors of the General Partner; or (3) independent counsel engaged by the General Partner, which independent counsel shall deliver its determination in a written statement addressed to the Board of Directors of the General Partner, with a copy delivered to Indemnitee.

(iii) Timeline for Determination of Permissive Indemnification. The Partnership shall use its reasonable best efforts to ensure that the determination referred to in Section 5(b)(ii) is made as promptly as practicable. If the determination is not made within thirty (30) days after the later of (A) receipt by the Partnership of the written request by Indemnitee provided to the Partnership in accordance with Section 5(b) and (B) the selection of independent counsel contemplated in Section 5(a)(iv), which independent counsel must be engaged within twenty (20) days following the written request by Indemnitee provided to the Partnership in accordance with Section 5(b), then the Partnership shall be deemed to have determined that, in respect of the proceeding for which Indemnitee is seeking indemnification, Indemnitee did not act in bad faith or engage in fraud or willful misconduct, or, in the case of a criminal matter, Indemnitee did not act with knowledge that Indemnitee’s conduct was unlawful. Notwithstanding anything in this Agreement to the contrary, however, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any proceeding. If a determination is made pursuant to Section 5(b)(ii) or this Section 5(b)(iii) that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within thirty (30) days after such determination.

(iv) Presumptions related to Permissive Indemnification. In making any determination referred to in Section 5(b)(ii), the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Partnership shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Indemnitee may challenge any such determination adverse to Indemnitee. The termination of any proceeding to which Indemnitee is a party by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, does not create a presumption that Indemnitee failed to meet any standard of conduct required for indemnification hereunder, but specific determinations, findings, or admissions will be given effect under this Agreement.

6.	Undertaking to Repay Expenses.

If a court determines, by a final, non-appealable decision, that Indemnitee is not entitled to, or the Partnership is not obligated to pay, any amounts paid by the Partnership to Indemnitee under this Agreement, Indemnitee must repay the Partnership those amounts so paid or advanced within thirty (30) days following such determination. It is the intention of the parties hereto that, in the event of payment to Indemnitee by the Partnership under this Agreement, the Partnership shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, and Indemnitee agrees to execute all papers required and take all action necessary to secure such rights to the Partnership, including the execution of such documents necessary to enable the Partnership to bring suit effectively to enforce such rights; provided, however, that the Partnership (i) shall not have the right to be subrograted to Indemnitee’s rights against a Sponsor Company (or affiliates thereof, excluding the Companies and their subsidiaries) and (ii) shall not have the right to reimbursement from a Sponsor Company (or affiliates thereof, excluding the Companies and their subsidiaries), in each case, for any amounts that the Partnership pays for which Indemnitee is entitled to indemnification hereunder.

7.	Reliance.

THE COMPANIES EXPRESSLY CONFIRM AND AGREE THAT THEY HAVE ENTERED INTO THIS AGREEMENT AND ASSUMED THE OBLIGATIONS IMPOSED ON THEM HEREBY IN ORDER TO INDUCE INDEMNITEE TO SERVE AS A DIRECTOR OF THE GENERAL PARTNER, AND THE COMPANIES ACKNOWLEDGE THAT INDEMNITEE IS RELYING UPON THIS AGREEMENT IN SERVING AS A DIRECTOR OF THE GENERAL PARTNER.

8.	Notice.

Any notice to either Company shall be in writing and directed to Tallgrass Energy, LP, 4200 W. 115th Street, Suite 350, Leawood, Kansas 66211, Attention: Corporate Secretary (or such other address as either Company shall designate in writing to Indemnitee). Any notice to Indemnitee shall be in writing and directed to the address included on the signature page to this Agreement. Notices are effective upon receipt.

9.	Severability.

If any provision of this Agreement is found to be invalid, illegal or unenforceable for any reason whatsoever:

(a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will not be affected or impaired in any way; and

(b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) must be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

10.	Indemnification Under this Agreement Not Exclusive.

(a) The rights to indemnification and to the advancement of expenses provided by this Agreement are in addition to and not exclusive of any other rights to which Indemnitee may be entitled under any statute, any provision of the Company Organizational Documents, or any other agreement, any vote of members or directors, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. To the extent that a change in law (whether by statute or judicial decision) permits greater indemnification under any statute, agreement, organizational document, or governing document than would be afforded currently under this Agreement, it is the intention of the parties hereto that Indemnitee enjoy the greater benefits so afforded by such change.

(b) It is the intention of the parties hereto in entering into this Agreement that the insurers under any D & O Insurance policy will be obligated to pay any claims by Indemnitee that are covered by such policy. However, the obligations of the insurers to either Company or Indemnitee shall not be deemed reduced or impaired in any respect by virtue of the provisions of this Agreement.

(c) Notwithstanding the foregoing: (i) the Partnership hereby agrees that it is the indemnitor of first resort under this Agreement and under any other indemnification agreement providing indemnification to Indemnitee by the Sponsor Companies (i.e., the Partnership’s

obligations to Indemnitee under this Agreement or any other agreement or undertaking to provide advancement and/or indemnification to Indemnitee are primary and any obligation of the Sponsor Companies to provide advancement or indemnification for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) or incurred by Indemnitee are secondary), and (ii) if a Sponsor Company pays or causes to be paid (other than pursuant to this Agreement), for any reason, any amounts for which Indemnitee is entitled to indemnification hereunder or under any other indemnification agreement to which a Company is a party (whether pursuant to contract, by-laws or charter) (the “Indemnifiable Amounts”), then (x) the Sponsor Company shall be fully subrogated to all rights of Indemnitee with respect to the Indemnifiable Amounts actually paid by the Sponsor Company and (y) the Partnership shall fully indemnify, reimburse and hold harmless the Sponsor Company for the Indemnifiable Amounts actually paid by the Sponsor Company. The Sponsor Companies are express third party beneficiary of this Agreement, are entitled to rely upon this Agreement, and may seek to specifically enforce either Company’s obligations hereunder (including but not limited to the obligations specified in this Paragraph) as though a party hereunder.

11.	Miscellaneous.

(a) This Agreement is personal to Indemnitee and Indemnitee’s rights or obligations hereunder may not be assigned by Indemnitee without the Companies’ prior written consent. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to its principles of conflicts of law. The Companies and Indemnitee hereby irrevocably and unconditionally: (i) agree that any proceeding arising out of or in connection with this Agreement shall be brought only in Delaware state or federal court and not in any other state or federal court in the United States, (ii) consent to submit to the exclusive jurisdiction of the federal and state courts in the State of Delaware for purposes of any proceeding arising out of or in connection with this Agreement, (iii) agree that service of any process, summons, notice, or document sent in accordance with Section 8 will be effective service of process in connection with any such proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, and (iv) waive, and agree not to plead or make, any claim that the relevant Delaware court lacks venue or that any such action or proceeding brought in the relevant Delaware court has been brought in an improper or inconvenient forum.

(b) This Agreement is binding upon Indemnitee and upon the Companies, their respective successors and assigns, and inures to the benefit of Indemnitee and his or her heirs, executors, personal representatives, and assigns, and to the benefit of the Companies, its successors and assigns. If either Company merges or consolidates with another entity, organization, or person, or sells, leases, transfers, or otherwise disposes of all or substantially all of its assets to another entity, organization, or person (in one transaction or series of transactions), (i) such Company shall cause the successor in the merger or consolidation or the transferee of the assets that is receiving the greatest portion of the assets or earning power transferred pursuant to the transfer of the assets, to assume all of such Company’s obligations under and agree to perform this Agreement either by operation of law or by agreement in form and substance satisfactory to Indemnitee, and (ii) the term “Company” whenever used in this Agreement shall thereafter mean and include any such successor or transferee.

(c) As used in this Agreement, no matter adjudicated by a court order will be “determined” or “ultimately determined,” and no matter will be a “final disposition” unless and until (i) the time to appeal, petition for writ of certiorari, or otherwise seek further review or to move for reargument, rehearing, or reconsideration of the order has expired and no appeal, petition for writ of certiorari, or other review, or proceedings for reargument, rehearing, or reconsideration are pending, or (ii) if an appeal, petition for writ of certiorari, or other request for review or reargument, rehearing, or reconsideration thereof is allowed and has been sought, such order has been affirmed by the highest court to which such order was appealed or review thereof has been denied by the highest court from which a writ of certiorari, or other request for review or reargument, rehearing, or reconsideration was sought, and the time to take any further appeal, to petition for writ of certiorari, or to otherwise seek review, or to move for reargument, rehearing, or reconsideration has expired.

(d) Except as provided below, no amendment, modification, termination, or cancellation of this Agreement is effective unless in writing and signed by the parties hereto. However, the Companies may amend this Agreement from time to time without Indemnitee’s consent to the extent the Companies determines that it is necessary or appropriate, in its sole discretion, to effect compliance with Section 409A of the Code, including regulations and interpretations thereunder. Amendments under this Section 11(d) may result in a reduction of benefits provided hereunder and/or other unfavorable changes to Indemnitee. Any reduction in benefits or other changes that are unfavorable to Indemnitee will only be those required to comply with Section 409A of the Code and the regulations promulgated thereunder.

(e) This Agreement provides for the indemnification of, and/or purchase of insurance policies providing for payments of, expenses, and damages incurred with respect to bona fide claims against Indemnitee, as a service provider, and the Companies, as the service recipient, in accordance with Treas. Reg. Section 1.409A-1(b)(10). This Agreement does not provide for the deferral of compensation. This Agreement must be construed consistently, and limited in accordance with, the provisions of such regulation.

(f) This Agreement supersedes any prior written indemnification agreement entered into between Indemnitee and the Companies.

12.	Other Agreements.

The terms of this Agreement shall be at least favorable to Indemnitee as any agreement or arrangement of any Company in any way related to the subject matter covered herein with any other officer or director of the General Partner in effect on the date hereof and from time to time hereafter, and the General Partner shall not, and shall cause its direct and indirect subsidiaries to not, enter into, amend, modify, waive or in any other way become bound by any agreement or arrangement that is not consistent with such requirement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the day and year first above written.

TALLGRASS ENERGY GP, LLC

By:

Name:
Title:

TALLGRASS ENERGY, LP

By:	Tallgrass Energy GP, LLC its general partner

By:

Name:
Title:

INDEMNITEE

Name:	[•]
Address:	[•]
[•]
[•]

INDEMNITY AGREEMENT

SIGNATURE PAGE

Agreed and Acknowledged:

BLACKSTONE INFRASTRUCTURE ASSOCIATES, L.P.

By:

Name:
Title:

INDEMNITY AGREEMENT

SIGNATURE PAGE

Agreed and Acknowledged:

JASMINE VENTURES PTE. LTD.

By:

Name:	Alex Greenbaum
Title:	Authorized Person

INDEMNITY AGREEMENT

SIGNATURE PAGE

Agreed and Acknowledged:

ENAGÁS, S.A.

By:

Name:
Title:

INDEMNITY AGREEMENT

SIGNATURE PAGE